                                                                       EXHIBIT A


                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 26, 2000, among Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/WebMD"), Healtheon/WebMD Cable Corporation, a Delaware corporation (the "H/W Cable Sub") and a wholly-owned subsidiary of Healtheon/WebMD, Healtheon/WebMD Internet Corporation, a Delaware corporation (the "H/W Internet Sub") and a wholly-owned subsidiary of Healtheon/WebMD, Fox Entertainment Group, Inc., a Delaware corporation ("Fox") which is controlled through certain intermediaries by The News Corporation Limited, a South Australia, Australia corporation ("News Corp"), Fox Broadcasting Company, a Delaware corporation ("FBC") and a subsidiary of Fox, Eastrise Profits Limited, an international business company incorporated under the laws of the British Virgin Islands ("Eastrise") which is controlled through certain intermediaries by News Corp, AHN/FIT Cable, LLC, a Delaware limited liability company ("AHN/FIT Cable"), AHN/FIT Internet, LLC, a Delaware limited liability company ("AHN/FIT Internet," and collectively with News Corp, Fox, FBC, Eastrise and AHN/FIT Cable, the "News Corp Parties").

                                R E C I T A L S:

        A. Healtheon/WebMD is pioneering the use of the Internet to simplify work flows, decrease costs and contribute to the quality of patient care throughout the healthcare industry. Healtheon/WebMD has designed and developed an Internet-based information and transaction platform that facilitates and streamlines interactions among the myriad of participants in the healthcare industry.

        B. News Corp is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the development of digital broadcasting; the development of conditional access and subscriber management systems; the provision of computer information services; and television, satellite and cable broadcasting.

        C. Fox is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

        D. FBC operates a free-to-air broadcast television network in the United States.

        E. Eastrise is an affiliate of Satellite Television Asian Region Ltd., a Hong Kong corporation ("Star TV") operates STAR TV network, which offers television services reaching viewers across Asia, India and the Middle East.

        F. AHN/FIT Cable is 50% owned and managed through certain intermediaries by Fox and is principally engaged in the development, production and distribution of The Health Network cable TV channel.

        G. AHN/FIT Internet is 50% owned and managed through certain intermediaries by Fox and has developed an Internet site devoted exclusively to health and fitness programming.

        H. On December 6, 1999, Healtheon/WebMD, News Corp and Fox entered into a Master Strategic Alliance Agreement (the "Master Strategic Alliance Agreement") pursuant to which they agreed to enter into certain strategic alliances and deliver certain Transaction Documents (as defined therein), including this Agreement.

        I. Fox desires to purchase 2,000,000 shares of common stock (the "Common Stock"), par value $0.0001, of Healtheon/WebMD.

        J. Prior to the date hereof, AHN/FIT Cable formed The Health Network LLC, a Delaware limited liability company ("HNLLC"), by filing a Certificate of Formation with the Secretary of State of Delaware and entered into a limited liability company agreement. HNLLC was capitalized pursuant to the terms and conditions of the limited liability company agreement by AHN/FIT Cable (the "Original Cable LLC Agreement") with all of the assets (other than cash) subject to all of the liabilities (other than loans from its members) of AHN/FIT Cable in exchange for 100% of the member interests in HNLLC. H/W Cable Sub desires to purchase and AHN/FIT Cable desires to sell a 50% member interest in HNLLC (the "Cable Member Interest").

        K. Prior to the date hereof, AHN/FIT Internet formed H/W Health & Fitness LLC, a Delaware limited liability company ("H&FLLC"), by filing a Certificate of Formation with the Secretary of State of Delaware and entered into a limited liability company agreement. H&FLLC was capitalized pursuant to the terms and conditions of the limited liability company agreement by AHN/FIT Internet (the "Original Internet LLC Agreement") with all of the assets (other than cash and the Galaxy Asset, as defined below) subject to all of the liabilities (other than loans from its members) of AHN/FIT Internet in exchange for 100% of the member interests in H&FLLC. H/W Internet Sub desires to purchase and AHN/FIT Internet desires to sell a 50% member interest in H&FLLC (the "Internet Member Interest").

        L. Healtheon/WebMD desires to purchase from FBC and Eastrise $400 million of branding services across the various media owned by News Corp and its affiliates throughout the world.

        NOW, THEREFORE, it is agreed as follows:

        1. PURCHASE OF MEMBER INTERESTS AND MEDIA SERVICES; SALE AND ISSUANCE OF COMMON STOCK.

        1.1     Sale of Healtheon/WebMD Shares. Subject to the terms and
                ------------------------------
conditions of this Agreement, Healtheon/WebMD hereby issues and sells to Fox, and Fox hereby purchases from Healtheon/WebMD, (A) 2,000,000 shares of Common Stock (the "Common Shares") and (B) 155,951 shares of Series A Preferred Stock (the "Series A Stock"), par value $0.0001, of Healtheon/WebMD (the "Preferred Shares" and together with the Common Shares, the "Purchased Shares") for an aggregate consideration as follows: (i) $100 million, payable in immediately available funds on the date hereof, (ii) the transfer, assignment, sale and conveyance of the Cable Member Interest and the Internet Member Interest as set forth in Sections 1.2 and 1.3 hereof, respectively, (iii) the media services to be provided or procured pursuant to the Media Services Agreement (as hereinafter defined) and (iv) the content to be provided pursuant to the News Corp Content License Agreement (as defined in the Master Strategic Alliance Agreement).

        1.2     Purchase of Member Interest in HNLLC. Subject to the terms and
                ------------------------------------
conditions of this Agreement, AHN/FIT Cable hereby transfers, assigns, sells and conveys the Cable Member Interest to H/W Cable Sub, and H/W Cable Sub hereby purchases the Cable Member Interest from AHN/FIT

Cable. H/W Cable Sub does hereby accept the Cable Member Interest and elect to be admitted to HNLLC as a member pursuant to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of HNLLC executed on the date hereof (the "HNLLC Agreement"). AHN/FIT Cable, constituting the only member of HNLLC prior to the effectiveness of this assignment, does hereby consent to the assignment of the Cable Member Interest and to the admission of H/W Cable Sub as a member of HNLLC pursuant to the HNLLC Agreement and waives any rights which may arise pursuant to the Original Cable LLC Agreement as a result of the assignment of the Cable Member Interest.

        1.3     Purchase of Member Interest in H&FLLC. Subject to the terms and
                -------------------------------------
conditions of this Agreement, AHN/FIT Internet hereby transfers, assigns, sells and conveys the Internet Member Interest to H/W Internet Sub, and H/W Internet Sub hereby purchases the Internet Member Interest from AHN/FIT Internet. H/W Internet Sub does hereby accept the Internet Member Interest and elect to be admitted to H&FLLC as a member pursuant to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of H/W Health & Fitness LLC executed on the date hereof (the "H&FLLC Agreement"). AHN/FIT Internet, constituting the only member of H&FLLC prior to the effectiveness of this assignment, does hereby consent to the assignment of the Internet Member Interest and to the admission of H/W Internet Sub as a member of H&FLLC pursuant to the H&FLLC Agreement and waives any rights which may arise pursuant to the Original Internet LLC Agreement as a result of the assignment of the Internet Member Interest.

        1.4     Purchase of Media Services. Subject to the terms and conditions
                --------------------------
of this Agreement, FBC and Eastrise hereby agree, jointly and severally, to provide media services to or procure media services for Healtheon/WebMD pursuant to the terms and conditions of the Media Services Agreement executed on the date hereof (the "Media Services Agreement") among Healtheon/WebMD, FBC and Eastrise, and Healtheon/WebMD hereby purchases the media services to be provided pursuant to the terms and conditions of the Media Services Agreement.

        2.      DELIVERIES.

        2.1     Healtheon/WebMD Deliveries. On the date hereof and subject to
                --------------------------
the fulfillment of the conditions set forth in Section 8 of the Master Strategic Alliance Agreement, Healtheon/WebMD shall deliver (i) certificates, issued in such name or names of the News Corp Parties as News Corp shall designate in writing prior to the Closing, representing the Common Shares, (ii) certificates, issued in such name or names of News Corp Parties, representing the Preferred Shares as News Corp shall designate in writing prior to the Closing, (iii) to AHN/FIT Cable the HNLLC Agreement executed by H/W Cable Sub, (iv) to AHN/FIT Internet the H&FLLC Agreement executed by H/W Internet Sub, (v) to FBC and Star TV the Media Services Agreement executed by Healtheon/WebMD, and (vi) to the News Corp Parties the Registration Rights Agreement (as defined in the Master Strategic Alliance Agreement) and the Healtheon/WebMD Schedule Supplement (as defined in the Master Strategic Alliance Agreement) executed by Healtheon/WebMD and all other closing deliveries to satisfy the conditions set forth in Section 7 of the Master Strategic Alliance Agreement.

        2.2     News Corp Parties Deliveries. On the date hereof and subject to
                ----------------------------
the fulfillment of the conditions set forth in Section 7 of the Master Strategic Alliance Agreement, (i) Fox shall deliver to Healtheon/WebMD $100 million in immediately available funds, (ii) AHN/FIT Cable shall deliver to H/W Cable Sub the HNLLC Agreement executed by AHN/FIT Cable, (iii) AHN/FIT Internet shall deliver to H/W Internet Sub the H&FLLC Agreement executed by AHN/FIT Internet,
(iv) FBC and Eastrise shall deliver to Healtheon/WebMD the Media Services Agreement executed by FBC and Eastrise and (v) the News Corp Parties shall deliver to Healtheon/WebMD the Registration Rights

Agreement and the News Corp Schedule Supplement (as defined in the Master Strategic Alliance Agreement) executed by each of them and all other closing deliveries to satisfy the conditions set forth in Section 8 of the Master Strategic Alliance Agreement.

        2.3     Legends. To the extent applicable, each certificate or other
                -------
document evidencing any of the Purchased Shares shall be endorsed with a legend substantially in the form set forth below:

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        3.      REPRESENTATIONS AND WARRANTIES OF HEALTHEON/WEBMD.

        Healtheon/WebMD hereby represents and warrants to the News Corp Parties subject to the exceptions disclosed in writing in the disclosure letter and referencing a specific representation delivered by Healtheon/WebMD to the News Corp Parties as of the date of the Master Strategic Alliance Agreement and certified by a duly authorized officer of Healtheon/WebMD (the "Healtheon/WebMD Schedules"), as follows:

        3.1     Organization, Standing, and Power. Healtheon/WebMD is a
                ---------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power and authority to carry on its business as it has been and is now being conducted and to enter into this Agreement and to issue and sell the Purchased Shares. Healtheon/WebMD is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business or operations of Healtheon/WebMD.

        3.2     Authorization of Agreement. The execution, delivery and
                --------------------------
performance of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action of Healtheon/WebMD. This Agreement, the other Transaction Documents and other instruments and documents executed and delivered by Healtheon/WebMD pursuant thereto constitute, legal, valid and binding obligations of Healtheon/WebMD enforceable against Healtheon/WebMD in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies.

        3.3     Capital Stock.
                --------------

                3.3.1 As of November 11, 1999, the authorized capital stock of Healtheon/WebMD consists of: (i) 600,000,000 shares of Common Stock, $0.0001 par value, of which 146,204,261 shares (plus any shares issued upon exercise of Healtheon/WebMD Options (as defined in Section 3.3.2) since November 11, 1999) are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

                3.3.2 As of November 11, 1999, an aggregate of 63,595,222 shares of Common Stock (less any shares of Common Stock subject to Healtheon/WebMD Options and Warrants that have been exercised since November 11,
1999) are subject to issuance pursuant to outstanding options to purchase Common Stock under Healtheon/WebMD's stock option plans and outstanding warrants to purchase Common Stock. (Stock options granted by Healtheon/WebMD pursuant to its stock option plans and warrants are referred to in this Agreement as "Healtheon/WebMD Options and Warrants".)

                3.3.3 There were 191,543,804 shares of Common Stock issued and outstanding as of November 11, 1999, computed on a fully diluted, as-if converted to Common Stock basis using the treasury stock method.

                3.3.4 Except as set forth above, as of November 11, 1999, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Healtheon/WebMD is a party or by which it is bound obligating Healtheon/WebMD to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Healtheon/WebMD or obligating Healtheon/WebMD to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

        3.4     Healtheon/WebMD SEC Filings; Financial Statements.
                -------------------------------------------------

                3.4.1 Healtheon/WebMD has filed all forms, reports and documents required to be filed by Healtheon/WebMD with the Securities and Exchange Commission (the "Commission") since January 1, 1999. All such required forms, reports and documents filed with the Commission as of the date of this Agreement are referred to herein as the "Healtheon/WebMD SEC Reports"). As of their respective dates, (or, if amended, as of the respective dates of such amendments), Healtheon/WebMD SEC Reports (i) were prepared in accordance and complied as to form in all material respects with the requirements of the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934 as amended (the "1934 Act"), as the case may be, and the rules and regulations of the Commission thereunder, applicable to such Healtheon/WebMD SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                3.4.2 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Healtheon/WebMD SEC Reports (the "Healtheon/WebMD Financials"), (i) complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Commission on Form 10-Q under the 1934
Act) and (iii) fairly presented the consolidated financial position of Healtheon/WebMD as at the respective dates thereof and the consolidated results of Healtheon/WebMD operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

        3.5     Absence of Undisclosed Liabilities. Except as disclosed in the
                ----------------------------------
Healtheon/WebMD SEC Reports, as of the date of the Master Strategic Alliance Agreement Healtheon/WebMD does not have any undisclosed liabilities, except for unpaid liabilities and obligations incurred since June 30, 1999, in the ordinary course of business or which are not, in the aggregate, material to Healtheon/WebMD.

        3.6     Absence of Certain Healtheon/WebMD Changes or Events. Since June
                ----------------------------------------------------
30, 1999, there have been no events, changes or occurrences (other than events or condition affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Healtheon/WebMD or any of its subsidiaries, taken as a whole.

        3.7     Validity of Stock. The Purchased Shares are duly authorized,
                -----------------
validly issued, fully paid and nonassessable, are free of any Liens, and are not subject to any preemptive rights, rights of first refusal or redemption rights, other than as have been waived. For purposes of this Agreement, "Lien" means any mortgage, pledge, lien, security interest or other encumbrance of any kind or nature.

        3.8     Registration  Rights. The Purchased  Shares issued pursuant
                --------------------
hereto shall have the registration rights set forth in the Registration Rights Agreement, as such may be amended from time to time.

        3.9     Experience; Investment. H/W Cable Sub is acquiring the Cable
                ----------------------
Member Interest and H/W Internet Sub is acquiring the Internet Member Interest solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Each of H/W Cable Sub and H/W Internet Sub is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated by the Commission under the 1933 Act. In addition, Healtheon/WebMD represents that no form of general solicitation or general advertising was used by News Corp or its representatives in connection with the offer or sale of the Cable Member Interest and the Internet Member Interest.

        3.10    Registration under the 1933 Act. Healtheon/WebMD understands
                -------------------------------
that (a) the sale of the Cable Member Interest and the Internet Member Interest has not been registered under the 1933 Act or applicable state securities laws, in reliance upon exemptions from the registration provisions of the 1933 Act and applicable state securities laws, (b) the Cable Member Interest and the Internet Member Interest purchased by H/W Cable Sub and H/W Internet Sub must be held by them indefinitely unless the sale or transfer thereof is subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available, and the certificates or documents representing Cable Member Interest and the Internet Member Interest will be legended to reflect such restrictions, (c) neither HNLLC nor H&FLLC is under any obligation to register the Cable Member Interest or the Internet Member Interest or to assist H/W Cable Sub and H/W Internet Sub in complying with any exemption from registration, and (d) the managing members of HNLLC and H&FLLC will rely in part upon the representations and warranties made by Healtheon/WebMD in this Agreement in order to establish such exemption from the registration provisions of the 1933 Act and applicable state securities laws.

        3.11    No Consents. The execution and delivery of this Agreement and
                -----------
the other Transaction Documents by Healtheon/WebMD, do not, and the performance of Healtheon/WebMD's obligations under this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not require any consent, approval, authorization or permit of, or filing with or notification to any governmental entity, except (i) pursuant to the HSR Act, (ii) for the filing of the Certificate of Designations of the Series A Stock with the Delaware Secretary of State, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (a) would not, individually or in the aggregate, reasonably be expected to prevent Healtheon/WebMD from performing its obligations under this Agreement and the other Transaction Documents in any material respect and (b) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Healtheon/WebMD and its subsidiaries taken as a whole.

        3.12    Compliance with Other Instruments, Etc. As of the date of the
                --------------------------------------
Master Strategic Alliance Agreement, Healtheon/WebMD is not in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any material agreement or instrument, (c) any applicable law, ordinance, rule or regulation of any governmental entity or (d) any applicable order, judgement or decree of any court, arbitrator or governmental entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of Healtheon/WebMD or (ii) the ability of Healtheon/WebMD to perform its obligations under this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by Healtheon/WebMD will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of Healtheon/WebMD or any material agreement or instrument or any law, ordinance, rule, regulation, order, judgement or decree, or result in the creation of (or impose any obligation on Healtheon/WebMD to create) any Lien upon any of the properties or assets of Healtheon/WebMD, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of Healtheon/WebMD and its subsidiaries taken as a whole or (ii) the ability of Healtheon/WebMD to perform its obligations under this Agreement and the other Transaction Documents.

        3.13    No Other Agreements. Except as evidenced in this Agreement and
                -------------------
the other Transaction Documents, there are no other agreements, arrangements, understandings, contracts, obligations or liabilities between or among Healtheon/WebMD or any of its subsidiaries or predecessor entities, on one hand, and the News Corp Parties, H&FLLC, HNLLC or any of their subsidiaries or predecessor entities, on the other hand.

        4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NEWS CORP
                PARTIES.

        Each of the News Corp Parties, jointly and severally, represents, warrants and covenants to Healtheon/WebMD, subject to the exceptions disclosed in writing in the disclosure letter and referencing a specific representation delivered by the News Corp Parties to Healtheon/WebMD as of the date of the Master Strategic Alliance Agreement and certified by a duly authorized officer of News Corp (the "News Corp Schedules"), as follows:

        4.1     Access to Information. Each of the News Corp Parties
                ---------------------
acknowledges that it has reviewed the Registration Statement (Registration No. 333-86685) on Form S-4, which was declared effective by the Commission on October 19, 1999 (the "Healtheon/WebMD Registration Statement"). Each of the News Corp Parties and its advisor or advisors, or a person or persons acting on its behalf, has had a reasonable opportunity to ask questions of and receive answers from the officers of Healtheon/WebMD, concerning the Healtheon/WebMD Registration Statement and the terms and conditions of the offer and sale of the Purchased Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of Healtheon/WebMD. All such questions have been answered to the full satisfaction of the News Corp Parties.

        4.2     Experience; Investment. Each of AHN/FIT Cable, AHN/FIT Internet,
                ----------------------
FBC, Eastrise and Fox is acquiring its respective portion of the Purchased Shares solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. Each of AHN/FIT Cable, AHN/FIT Internet, FBC, Eastrise and Fox represents that it is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated by the Commission under the 1933 Act. In addition, each of AHN/FIT Cable, AHN/FIT Internet, FBC, Eastrise and Fox represents that no form of general solicitation or general advertising was used by Healtheon/WebMD or its representatives in connection with the offer or sale of the Purchased Shares.

        4.3     Registration under the 1933 Act. Each of the News Corp Parties
                -------------------------------
understands that (a) the sale of the Purchased Shares has not been registered under the 1933 Act or applicable state securities laws, in reliance upon exemptions from the registration provisions of the 1933 Act and applicable state securities laws, (b) the Purchased Shares purchased by AHN/FIT Cable, AHN/FIT Internet, FBC, Eastrise and Fox must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available, and the certificates or documents representing all Purchased Shares will be legended to reflect such restrictions, (c) except as provided in the Registration Rights Agreement, Healtheon/WebMD is under no obligation to register any Purchased Shares on the behalf of AHN/FIT Cable, AHN/FIT Internet, FBC, Eastrise or Fox or to assist any of them in complying with any exemption from registration, and (d) the officers of Healtheon/WebMD will rely in part upon the representations and warranties made by the News Corp Parties in this Agreement in order to establish such exemption from the registration provisions of the 1933 Act and applicable state securities laws.

        4.4     Transfer. None of AHN/FIT Cable, AHN/FIT Internet, FBC,
                --------
Eastrise or Fox will transfer any Purchased Shares without registration under the 1933 Act and applicable state securities laws unless the transfer is exempt from registration under the 1933 Act and such laws.

        4.5     Organization and Standing.
                -------------------------

                4.5.1 Each of the News Corp Parties is a corporation or organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to perform its obligations under this Agreement and the other Transaction Documents.

                4.5.2   (a)     Each of HNLLC and H&FLLC is a limited liability
company, duly organized, validly existing, and in good standing under the laws of Delaware, with full limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations hereunder and under applicable contracts. Each of HNLLC and H&FLLC is duly qualified to do business as a foreign person and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent that the absence of any such qualification would not have a material adverse effect on the business or operations of HNLLC or H&FLLC, as applicable.

                        (b) The News Corp Parties have delivered to Healtheon/WebMD copies of the organizational documents of HNLLC, H&FLLC, AHN/FIT Cable and AHN/FIT Internet, as currently in effect.

                        (c) On January 10, 2000, AHN/FIT Cable formed HNLLC by filing a Certificate of Formation with the Delaware Secretary of State. On January 26, 2000, AHN/FIT Cable contributed to HNLLC all of the rights, title and interest in and to all of the assets (other than cash) subject to all of the liabilities (other than loans from its members) of AHN/FIT Cable (the "Contribution") in accordance with the terms and conditions of the Original Cable LLC Agreement. There is no other holder or owner of a member interest or any other equity interest or rights to acquire an equity interest in HNLLC other than AHN/FIT Cable.

                        (d) On January 10, 2000, AHN/FIT Internet formed H&FLLC by filing a Certificate of Formation with the Delaware Secretary of State. On January 26, 2000, AHN/FIT Internet contributed to H&FLLC all of the rights, title and interest in and to all of the assets (other than cash and the Galaxy Asset as defined in Section 4.12 hereof) subject to all of the liabilities (other than loans from its members) of AHN/FIT Internet (the "Internet Contribution") in accordance with the terms and conditions of the Original Internet LLC Agreement. There is no other holder or owner of a member interest or any other equity interest or rights to acquire an equity interest in H&FLLC other than AHN/FIT Internet.

                        (e) There are no documents, agreements, certificates, instruments or understandings (written or verbal) between any of the News Corp Parties and HNLLC relating to the formation or capitalization of HNLLC other than those which are identified in Section 4.5.2(e) of the News Corp Schedules, complete and accurate copies of which have been provided to Healtheon/WebMD.

                         (f)  There are no documents, agreements, certificates,
instruments or understandings (written or verbal) between any of the News Corp Parties and H&FLLC relating to the formation or capitalization of H&FLLC other than those which are identified in Section 4.5.2(f) of the News Corp Schedules, complete and accurate copies of which have been provided to Healtheon/WebMD.

        4.6     Capitalization of HNLLC and H&FLLC.
                ----------------------------------

                4.6.1 The equity ownership interests of HNLLC consist solely of one class of member interests described in the Original Cable LLC Agreement, a complete and accurate copy of which (with all amendments thereto) is attached to Section 4.5.2(d) of the News Corp Schedules. All of the outstanding member interests of HNLLC are held by AHN/FIT Cable, free and clear of all Liens. The Cable Member Interest represents a 50% interest in all distributions from HNLLC and in all other rights attendant to a member interest in a Delaware limited liability company, subject to the HNLLC Agreement, and will be transferred to Healtheon/WebMD free and clear of all Liens (other than the restrictions placed on member interests generally in the HNLLC Agreement and restrictions imposed by the 1933 Act).

                4.6.2 All of HNLLC's outstanding member interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no contracts relating to the issuance, sale or transfer of any member interests of HNLLC (other than this Agreement). None of the outstanding member interests of HNLLC was issued in violation of the 1933 Act or any other legal requirement. Except as set forth in Section 4.6.2 of the News Corp Schedules, HNLLC does not own, or have any contract to acquire, any equity ownership interest or other securities of any person or any direct or indirect equity or ownership interest in any other business.

                4.6.3 The equity ownership interests of H&FLLC consist solely of one class of member interests described in the Original Internet LLC Agreement, a complete and accurate copy of which (with all amendments thereto) is attached to Section 4.6.3 of the News Corp Schedules. All of the outstanding member interests of H&FLLC are held by AHN/FIT Internet, free and clear of all Liens. The Internet Member Interest represents a 50% interest in all distributions from H&FLLC and in all other rights attendant to a member interest in a Delaware limited liability company, subject to the Original Internet LLC Agreement, and will be transferred to Healtheon/WebMD free and clear of all Liens (other than the restrictions placed on member interests generally in the H&FLLC Agreement and restrictions imposed by the 1933 Act).

                4.6.4 All of H&FLLC's outstanding member interests have been duly authorized and validly issued and are fully paid and non-assessable. There are no contracts relating to the issuance, sale or transfer of any member interests of H&FLLC (other than this Agreement). None of the outstanding member interests of H&FLLC was issued in violation of the 1933 Act or any other legal requirement. Except as set forth in Section 4.6.4 of the News Corp Schedules, H&FLLC does not own, or have any contract to acquire, any equity ownership interest or other securities of any person or any direct or indirect equity or ownership interest in any other business.

        4.7     Authorization of Agreement. The execution, delivery and
                --------------------------
performance of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate and limited liability company action of each of the News Corp Parties. This Agreement, the other Transaction Documents and other instruments and documents executed and delivered pursuant thereto by each of the News Corp Parties to which it is a party constitute, legal, valid and binding obligations of such News Corp Party enforceable against such News Corp Party in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies.

        4.8     No Other Agreements. Except as evidenced in this Agreement and
                -------------------
the other Transaction Documents, there are no other agreements, arrangements, understandings, contracts, obligations or liabilities between or among Healtheon/WebMD or any of their respective subsidiaries or predecessor entities, on one hand, and the News Corp Parties, H&FLLC, HNLLC or any of their respective subsidiaries or predecessor entities, on the other hand.

        4.9     No Consents. The execution and delivery of this Agreement and
                -----------
the other Transaction Documents by the News Corp Parties, do not, and the performance of the News Corp Parties' obligations under this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not require any consent, approval, authorization or permit of, or filing with or notification to any governmental entity, except pursuant to the HSR Act and where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (a) would not, individually or in the aggregate, reasonably be expected to prevent the News Corp Parties from performing their respective obligations under this Agreement and the other Transaction Documents in any material respect and (b) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of H&FLLC or HNLLC.

        4.10    Compliance with Other Instruments, Etc. As of the date of the
                --------------------------------------
Master Strategic Alliance Agreement, none of the News Corp Parties, H&FLLC or HNLLC is in violation of any term of (a) its charter, by-laws, limited liability company agreement or other organizational documents, (b) any material agreement or instrument, (c) any applicable law, ordinance, rule or regulation of any governmental entity or (d) any applicable order, judgement or decree of any court, arbitrator or governmental entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of AHN/FIT Cable, AHN/FIT Internet, H&FLLC or HNLLC or (ii) the ability of the News Corp Parties, H&FLLC or HNLLC to perform their respective obligations under this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the News Corp Parties will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of the News Corp Parties or any such agreement, instrument, law, ordinance, rule, regulation, order, judgement or decree or result in the creation of (or impose any obligation on the News Corp Parties to create) any Lien upon any of the properties or assets of the News Corp Parties, H&FLLC or HNLLC pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of AHN/FIT Cable, AHN/FIT Internet, H&FLLC or HNLLC or (ii) the ability of the News Corp Parties to perform their respective obligations under this Agreement and the other Transaction Documents.

        4.11    Governmental Licenses. Section 4.11 of the News Corp Schedules
                ---------------------
is a complete list as of the date of the Master Strategic Alliance Agreement of all licenses, permits and other authorizations, including, without limitation, any temporary waiver or special temporary authorization, issued by the FCC, or any other federal, state or local governmental authority to HNLLC or AHN/FIT Cable, currently in effect and relating to or used or necessary in connection with the business or operations of The Health Network cable TV channel and the transmission of its programming as described in Section 4.13 below, together with any additions thereto (including renewals or modifications of such licenses, permits and authorization and applications therefore), including expiration dates (the "Licenses"). The Licenses constitute all of the licenses, permits and authorizations from the FCC or any other governmental authority that are required for the business or operation of The Health Network cable TV channel. Each License is valid and in full force and effect, unimpaired by any condition, and on the Closing Date HNLLC will be the authorized legal holder thereof. None of the Licenses is subject to a pending renewal application or scheduled for renewal prior to the expiration date specified for each License. There is not pending, or to the News Corp Parties' knowledge, threatened any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses. There is not now pending, issued or outstanding or, to the News Corp Parties' knowledge, threatened by or before the FCC, any investigation, order to show cause, cease desist order, notice of violation, notice of apparent liability, or notice of forfeiture, petition or material complaint with respect to HNLLC, AHN/FIT Cable, The Health Network cable TV channel or the Licenses. To the News Corp Parties' knowledge, there is no reason which would prevent the Licenses from being renewed in the ordinary course and no other television station or communications facility is causing material interference with the transmission or the public reception of the transmissions, except as set forth in Section 4.11 of the News Corp Schedules. The Health Network cable TV channel is in all material respects being operated and maintained in accordance with the federal communications laws and the terms of the Licenses.

        4.12    Title to Assets. Section 4.12(a) of the News Corp Schedules
                ---------------
contains an accurate description of all real and personal property owned by AHN/FIT Cable and HNLLC, including The Health Network cable TV channel. Section 4.12(b) of the News Corp Schedules contains an accurate description of all real and personal property owned by AHN/FIT Internet and H&FLLC. On the Closing Date and except for the assets set forth in Section 4.12(c) of the News Corp Schedules (the "Galaxy Asset"), each of HNLLC and H&FLLC will have good and marketable title to, or leasehold interests in, all such assets, free and clear of any Liens, except (i) for Liens for taxes not yet due, (ii) for Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) for Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (iv) for Liens outstanding and aggregating less than $500,000, (v) for Liens disclosed in the Financial Statements or the notes thereto, or incurred thereafter in the ordinary course of its business, (vi) for Liens incurred in the ordinary course of business for obligations to film and sound laboratories, (vii) for Liens incurred in the ordinary course of business for obligations to the Screen Actors' Guild of America, the Directors' Guild of America and/or any other collective bargaining guilds or unions having jurisdiction over any intellectual property owned or controlled by HNLLC, (viii) for Liens incurred in the ordinary course of business for obligations to completion guarantors in connection with the production of motion pictures, television programs or other productions or (ix) for distribution and other exploitation rights and licenses heretofore granted by HNLLC or AHN/FIT Cable to third persons with respect to any intellectual property owned or controlled by HNLLC. Except as set forth in Section 4.12(d) of the News Corp Schedules, on the Closing Date (i) HNLLC will own all of the assets necessary for the lawful operation of The Health Network cable TV channel as currently operated and (ii) H&FLLC will own all of the assets necessary for the lawful operation of the internet site dedicated to health and fitness programming as currently operated.

        4.13    Transmission Facilities. Fox transmits all programming for The
                -----------------------
Health Network cable TV channel from its facilities located in Los Angeles, CA, by means of an earth station transmitting antenna (an "uplink"). The uplink facility transmits the programming signal to a transponder on an orbiting satellite, which in turn retransmits the signal to cable systems operators, DBS services and other alternative delivery services. Programming is transmitted using two separate "feeds" (one for the eastern, central and certain mountain time zones and another for all other mountain time zones and the pacific time zones) which are compressed and transmitted to one satellite transponder. Fox leases the transponder for these two feeds from PanAmSat. These leased transponders have "protected" status. "Protected" status means that should the transponder fail, service will be transferred, subject to availability, to a spare transponder and, if one is not available, then to a transponder with "preemptable" status on the same satellite or on another satellite owned by the same seller or lessor, subject to certain limitations. "Preemptable" status means that the transponder can be preempted in the event of a failure of a "protected" transponder. The expected remaining useful life of the orbiting satellite transmission facilities described above is eight years from the date of the Master Strategic Alliance Agreement and Fox has all necessary rights to such facilities for the balance of such useful life and has transferred to HNLLC such rights and any related renewal rights with respect to the future transmission of programming for The Health Network cable TV channel.

        4.14    Material Contracts and Commitments.
                ----------------------------------

                4.14.1 Section 4.14.1 of the News Corp Schedules sets forth a list of all those currently effective contracts and agreements (written or oral) to which AHN/FIT Cable, AHN/FIT Internet, H&FLLC, HNLLC or The Health Network cable TV channel is a party and contracts to which any of the News Corp Parties is a party which relate to AHN/FIT Cable, AHN/FIT Internet, H&FLLC, HNLLC or The Health Network cable TV channel (collectively, the "Contracts"), true and, except as noted on the Schedule, complete copies of which have been made available to Healtheon/WebMD.

                4.14.2  (a)     each of the Contracts is a valid and binding
agreement of the News Corp Parties, H&FLLC or HNLLC, as applicable; and

                        (b) there has not occurred any material default under any of the Contracts on the part of the News Corp Parties, H&FLLC or HNLLC, as applicable, or, to the best knowledge of the News Corp Parties, on the part of any other party thereto, which would have a material adverse effect on the business or operations of AHN/FIT Cable, AHN/FIT Internet, HNLLC or H&FLLC.

                4.14.3 Section 4.14 of the News Corp Schedules includes a true and complete list as of the date of the Master Strategic Alliance Agreement of the contracts between AHN/FIT Cable and the top 20 cable and satellite carriers relating to carriage of The Health Network cable TV channel (determined by reference to subscriber count as of the most recent practicable dates) (the "Affiliation Agreements"). Section 4.14.3 of the News Corp Schedules also includes (i) the term of the Affiliation Agreements, (ii) the per subscriber amount, if any, of any launch fees paid or similar payments made by AHN/FIT Cable (or its predecessors) to such cable or satellite carrier in connection with the execution of the Affiliation Agreements, and (iii) the per subscriber amount, if any, of any fees paid by AHN/FIT Cable (or its predecessors) to such cable or satellite carrier during the term of the Affiliation Agreements, including, without limitation, monthly or quarterly marketing payments. As of the date of the Master Strategic Alliance Agreement, none of the News Corp Parties or HNLLC has received any notice (written or oral) that any such cable carrier (a) has canceled or terminated, or has a specific intention to cancel or terminate, any Affiliation Agreement or (b) has a specific intention to effect a planned reduction in the number of subscribers covered by such Affiliation Agreement other than reductions which would not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of AHN/FIT Cable or HNLLC. There exists no breach of or default under any of the "most favored nation" clauses contained in such Affiliation Agreements, except for breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of AHN/FIT Cable, AHN/FIT Internet, H&FLLC or HNLLC.

        4.15 Service Mark. Section 4.15(a) of the News Corp Schedules sets
             ------------
forth in summary form the nature and extent of the intellectual property rights of AHN/FIT Cable and HNLLC in connection with The Health Network cable TV channel (the "HNLLC Intangibles"). Section 4.15(b) of the News Corp Schedules sets forth in summary form the nature and extent of the intellectual property rights of

AHN/FIT Internet and H&FLLC in connection with Internet site or sites
(the "Internet Intangibles"). AHN/FIT Cable and HNLLC owns or has adequate rights in the HNLLC Intangibles and with respect to the mark, "The Health Network" in the United States. AHN/FIT Internet and H&FLLC holds the Internet domain names listed on Section 4.15(b) of the News Corp Schedules and has obtained all available legal rights to use such names (as domain names) in its business throughout the world and to preclude use of such domain names by others, which domain names are subject to no Liens. Section 4.15(a) of the News Corp Schedules is a complete list of all HNLLC Intangibles that will be issued to or owned by HNLLC on the Closing Date, all of which are valid and uncontested and copies of all documents evidencing all HNLLC Intangibles have been made available to Healtheon/WebMD. Section 4.15(b) of the News Corp Schedules is a complete list of all Internet Intangibles that will be issued to or owned by H&FLLC on the Closing Date, all of which are valid and uncontested and copies of all documents evidencing all Internet Intangibles have been made available to Healtheon/WebMD. The HNLLC Intangibles include all intangible assets necessary or used to operate The Health Network cable TV channel as currently operated. The Internet Intangibles include all intangible assets necessary or used to operate AHN/FIT Internet as currently operated. Except as set forth in Section 4.15(c) of the News Corp Schedules, neither the News Corp Parties, H&FLLC nor HNLLC has received any notice or demand alleging that H&FLLC, HNLLC, AHN/FIT Internet or AHN/FIT Cable, or any part thereof, is infringing upon any copyrights, trademarks, trade names, service marks, service names, common law right or literary, dramatic, musical or motion picture right or similar intellectual property rights owned by any other person. Neither H&FLLC, HNLLC, AHN/FIT Internet nor AHN/FIT Cable has granted, assigned, mortgaged, pledged or hypothecated any right, title or interest of any kind whatsoever in or to the Internet Intangibles or the HNLLC Intangibles.

        4.16    Subscribers. As of November 1, 1999, there were 13.5 million
                -----------
Subscribers to The Health Network cable TV channel. For the purposes hereof, "Subscriber" shall mean as of any date a multichannel video subscriber capable of receiving at least 24 hours per day, 7 days per week (subject to system failure) of The Health Network programming services.

        4.17    Litigation; Compliance with Laws. As of the date of the Master
                --------------------------------
Strategic Alliance Agreement, there are no actions, suits, investigations or proceedings (adjudicatory or rulemaking) pending or, to the knowledge of the News Corp Parties, threatened against the News Corp Parties, H&FLLC or HNLLC or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental entity which relates to H&FLLC, HNLLC, AHN/FIT Internet, AHN/FIT Cable or The Health Network cable TV channel. Each of the News Corp Parties, H&FLLC and HNLLC is in compliance with all applicable laws, statutes, regulations, codes, ordinances or rules (including all applicable federal, state and local laws and regulations governing privacy on the Internet including but not limited to the requirements of the Children's Online Privacy Protection Act, P.L. 105-277 (1998)) which relate to H&FLLC, HNLLC, AHN/FIT Internet, AHN/FIT Cable or The Health Network cable TV channel, except where the failure to comply would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of HNLLC or H&FLLC.

        4.18    Financial Statements.
                --------------------

                4.18.1 Attached to Section 4.18(a) of the News Corp Schedules is (i) the unaudited balance sheet as of September 26, 1999 and the related unaudited statements of operations and cash flows for the periods then ending for AHN/FIT Cable, (ii) the unaudited balance sheet as of June 27, 1999, December 31, 1998 and December 31, 1997 and the related unaudited statements of operations and cash flows for the periods then ending for AHN/FIT Cable, and
(iii) the unaudited balance sheet as of June 27, 1999, December 31, 1998 and December 31, 1997 and the related unaudited statements of operations and cash flows for the periods then ending for Fit TV Partnership (collectively, the "Health Channel Financial Statements"). The Health Channel Financial Statements, including any related notes thereto (as of the dates thereof and for the periods covered thereby), (i) are prepared in accordance with United States GAAP (except as may be indicated in the notes thereto); (ii) are in accordance with the books and records of AHN/FIT Cable and Fit TV Partnership, which books and records are complete and accurate in all respects and have been maintained in accordance with reasonable business practices; and (iii) fairly present the financial position of AHN/FIT Cable and Fit TV Partnership as at the date thereof and the results of their operations and cash flows for the periods indicated, except that the Health Channel Financial Statements for the 3 months ended September 26, 1999 do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material.

                4.18.2 Attached to Section 4.18(b) of the News Corp Schedules is (i) the unaudited balance sheet as of September 26, 1999 and the related unaudited statements of operations and cash flows for the periods then ending for AHN/FIT Internet, and (ii) the unaudited balance sheet as of June 27, 1999, December 31, 1998 and December 31, 1997 and the related unaudited statements of operations and cash flows for the periods then ending for Fit TV Holdings, LLC ("TV Holdings") (collectively, the "Internet Financial Statements"). The Internet Financial Statements, including any related notes thereto (as of the dates thereof and for the periods covered thereby), (i) are prepared in accordance with United States GAAP (except as may be indicated in the notes thereto); (ii) are in accordance with the books and records of AHN/FIT Internet and TV Holdings, which books and records are complete and accurate in all respects and have been maintained in accordance with reasonable business practices; and (iii) fairly present the financial position of AHN/FIT Internet and TV Holdings as at the date thereof and the results of operations and cash flows of AHN/FIT Internet and TV Holdings for the periods indicated, except that the Internet Financial Statements for the 3 months ended September 26, 1999 do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material.

        4.19    No Undisclosed Liabilities. Neither HNLLC, H&FLLC, AHN/FIT Cable
                --------------------------
nor AHN/FIT Internet has any liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise), matured or unmatured (herein "Liabilities"), except (a) Liabilities that were disclosed or provided for in the Health Channel Financial Statements or the Internet Financial Statements, or (b) Liabilities which have been incurred in the ordinary course of business consistent with past practice since June 27, 1999.

        4.20    Agreements with Related Parties. Other than as set forth in
                -------------------------------
Section 4.20 of the News Corp Schedules, as of the date of the Master Strategic Alliance Agreement neither the News Corp Parties nor any of their Affiliates is a party to any agreement with AHN/FIT Cable, AHN/FIT Internet, HNLLC or H&FLLC providing for the payment of an amount or amounts in excess of $25,000 in the aggregate.

        5.      MISCELLANEOUS.

        5.1     Governing Law. This  Agreement  shall be governed by and
                -------------
construed under the laws of the State of Delaware, without regard to its principles of conflicts of laws.

        5.2.    Survival. The representations, warranties, covenants and
                --------
agreements made in this Agreement shall survive any investigation made by any party hereto and the consummation of the transactions contemplated hereby.

        5.3.    Assignment. This Agreement may not be assigned by any party
                ----------
hereto, except as otherwise expressly provided herein.

        5.4.    Entire Agreement; Amendment; Waiver. This Agreement, the other
                -----------------------------------
Transaction Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither the Transaction Documents nor any term thereof may be amended, waived, discharged or terminated except by a written instrument signed by the News Corp Parties and Healtheon/WebMD.

        5.5.    Notices. All notices or other communications which are required
                -------
or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

        If to Healtheon/WebMD:       Healtheon/WebMD Corporation
                                     400 The Lenox Building
                                     3399 Peachtree Road
                                     Atlanta, Georgia  30326
                                     Attention:      W. Michael Heekin, Esq.

                                     Healtheon/WebMD Corporation
                                     4600 Patrick Henry Road
                                     Santa Clara, California  95054
                                     Attention:        Jack Dennison, Esq.

        With a copy to:              Nelson Mullins Riley & Scarborough, L.L.P.
                                     Bank of America Corporate Center
                                     Suite 2600
                                     100 North Tryon Street
                                     Charlotte, North Carolina  28202
                                     Attention:        H. Bryan Ives III, Esq.
                                                       C. Mark Kelly, Esq.

        If to the News Corp Parties: The News Corporation Limited
                                     c/o News America Incorporated
                                     1211 Avenue of the Americas
                                     New York, New York  10036
                                     Facsimile (212) 768-2029
                                     Attention:        Arthur M. Siskind, Esq.

        With a copy to:             Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                    New York, New York  10176
                                    Facsimile (212) 697- 6686
                                    Attention:        Joel I. Papernik, Esq.

or at such other address as any party shall have furnished to the other parties in writing.

        5.6.    Agent's Fees. Each party (i) represents and warrants that it has
                ------------
retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

        5.7.    Expense. Each party shall bear its own expenses and legal
                -------
fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement.

        5.8     Construction of Certain Terms. The titles of the articles,
                -----------------------------
sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.9     Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5.10    Facsimile Signature. Facsimile signatures shall be considered
                -------------------
original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

        5.11    Remedies Cumulative; Waiver. No remedy referred to in this
                ---------------------------
Agreement or in any exhibit thereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it in this Agreement shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

        5.12.   Timely  Performance. Time is of the essence as to the
                -------------------
performance of the obligations required of the respective parties under this Agreement and the other Transaction Documents.

        5.13.   Severability. In the event any one or more of the provisions
                ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        5.14    Indemnification.
                ---------------

                5.14.1 The News Corp Parties, jointly and severally, shall indemnify and hold harmless Healtheon/WebMD (and Healtheon/WebMD's affiliates, and its and their respective directors, officers, employees, agents, successors, assigns and licensees) (collectively, "Healtheon/WebMD Indemnified Parties") from and against all losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees, court costs and any judgment and settlement payments) or claims suffered by, incurred by or imposed upon Healtheon/WebMD Indemnified Parties by reason of any (i) breach by the News Corp Parties of any of their representations, warranties, undertakings and covenants hereunder or (ii) imposition of any withholding taxes in connection with the issuance of the Purchased Shares pursuant to the Transaction Documents.

                5.14.2 Healtheon/WebMD, H/W Cable Sub and H/W Internet Sub, jointly and severally, shall indemnify and hold harmless the News Corp Parties (and their affiliates, and their respective directors, officers, employees, agents, successors, assigns and licensees) (collectively, the "News Corp Indemnified Parties") from and against all losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees, court costs and any judgement and settlement payments) or claims suffered by, incurred by or imposed upon the News Corp Indemnified Parties by reason of any breach by Healtheon/WebMD of any of its representations, warranties, undertakings and covenants hereunder.

                5.14.3 The parties seeking indemnification under Section 5.14 deliver written notice to the party or parties required to provide indemnification, setting forth in detail the factual basis for indemnification and the amount thereof, or a good faith estimate thereof, sought to be indemnified (the "Indemnification Notice"). The indemnified party or parties shall use its or their best efforts to provide in its or their Indemnification Notice sufficient detail to enable the indemnifying party or parties to evaluate the claim. Except with respect to Indemnification Claims covered by Section
5.14.6 (which relates to third party claims), within 30 days (the "Objection Period") of the date such Indemnification Notice is given, the indemnifying party shall respond to the Indemnification Notice. The indemnifying party shall be entitled to cure any default which is capable of cure during the Objection Period, and the amount of the claim for indemnification contained in the Indemnification Notice shall be reduced by the amount of the damages mitigated by cure. If the indemnifying party or parties agree in writing during the Objection Period to accept any of the claims included in the Indemnification Notice, such party shall promptly pay the amounts so agreed upon. In all other cases, the indemnified party or parties and the indemnifying party or parties shall use their respective good faith reasonable efforts to resolve the dispute within 60 days of the date such Indemnification Notice is given (the "Settlement Period"). If the dispute is not resolved within the Settlement Period, the parties shall be free to commence litigation to enforce their rights to indemnification under Section 5.14; provided, however, that if such litigation has not been commenced on or prior to twelve months following the date such Indemnification Notice is given, all rights of the indemnified party or parties to indemnification with respect to the matters set forth in that Indemnification Notice shall be deemed to have been irrevocably waived and released by the indemnified party or parties, and shall terminate and expire.

                5.14.4 Notwithstanding any provisions of Section 5.14 to the contrary, Healtheon/WebMD's rights to indemnification for breaches of the representations, warranties and covenants contained in Section 4 (other than Sections 4.4, 4.6 and 4.12) shall be available only if Healtheon/WebMD delivers an Indemnification Notice with respect to such claim prior to the date which is 24 months after the date of this Agreement (the "Section 5.14.4 Indemnification Period"). The rights of Healtheon/WebMD to indemnification under Section 5.14 relating to any other representation, warranty or covenant of the News Corp Parties shall not be subject to the Section 5.14.4 Indemnification Period.

                5.14.5 Notwithstanding any provisions of Section 5.14 to the contrary, the News Corp Parties' rights to indemnification for breaches of the representations and warranties contained in Section 3 (other than Sections 3.3 and 3.7) shall be available only if one of the News Corp Parties deliver an Indemnification Notice with respect to such claim prior to the date which 24 months after the date of this Agreement (the "Section 5.14.5 Indemnification Period"). The rights of the News Corp Parties, as applicable, to indemnification under Section 5.14 relating to any other representation or warranty of Healtheon/WebMD shall not be subject to the Section 5.14.5 Indemnification Period.

                5.14.6 If any of the indemnified parties is made or threatened to be made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third person for the liability under which or the costs or expenses of which any of the indemnified parties is entitled to be indemnified pursuant to Section 5.14 (any such third party action or proceeding being referred to as an "Indemnification Claim"), the indemnified party or parties shall give prompt notice thereof to the indemnifying party; provided that the failure to give such notice shall not affect the indemnified party or parties' ability to seek indemnification hereunder unless such failure has materially and adversely affected the indemnifying party or parties' ability to prosecute successfully an Indemnification Claim. Each indemnified party shall permit the indemnifying party, at its own expense, to assume the defense of any such claim or any litigation to which this Section 5.14 may be applicable, by counsel reasonably satisfactory to the indemnified party or parties; provided, that the indemnified party or parties shall be entitled at any time, at its or their own cost and expense (which expense shall not be recoverable from the indemnifying party unless the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, the parties' interests), to participate in such claim, action or proceeding and to be represented by attorneys of its or their own choosing. If the indemnified party or parties elects to participate in such defense, such party or parties will cooperate with the indemnifying party in the conduct of such defense. The indemnified party or parties may not concede, settle or compromise any Indemnification Claim without the consent of the indemnifying party. The indemnifying party, in the defense of any such claim or litigation, shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a full and complete release from all liability in respect to such claim or litigation.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                 HEALTHEON/WEBMD CORPORATION

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------

                                 HEALTHEON/WEBMD CABLE CORPORATION

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 HEALTHEON/WEBMD INTERNET CORPORATION

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 FOX ENTERTAINMENT GROUP, INC.


                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 FOX BROADCASTING COMPANY

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 EASTRISE PROFITS LIMITED

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 AHN/FIT CABLE, LLC

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------


                                 AHN/FIT INTERNET, LLC

                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------

         The undersigned, by its signature below, hereby unconditionally guarantees the full and prompt payment and performance of all Liabilities of the News Corp Parties set forth in this Agreement. This is a guaranty of payment and not of collection. News Corp hereby waives the right to require Healtheon/WebMD to proceed against the News Corp Parties or any other person or to require Healtheon/WebMD to pursue any other remedy or enforce any other right.


                                 THE NEWS CORPORATION LIMITED


                                 By:
                                    -------------------------------------------

                                        Its:
                                            -----------------------------------